UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016 (October 7, 2016)

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-878-3504

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

ACRE Realty Investors Inc. (the “Company”) conducts business through ACRE Realty LP, its operating partnership (the “Operating Partnership”). On October 7, 2016, the Operating Partnership, entered into a sales contract with Roberts Capital Partners, LLC, a Georgia limited liability company (the “Purchaser”), pursuant to which the Operating Partnership agreed to sell, and the Purchaser agreed to purchase, subject to the conditions in the contract, that certain parcel of approximately 37.693 acres of real property located in Cumming, Forsyth County, Georgia, fronting on State Route 20 (“Highway 20”). Charles S. Roberts, Executive Vice President and a director of the Company, owns, directly or indirectly, all of the outstanding stock of, and is the president and sole director of Roberts Capital Partners, LLC. Highway 20 is one of the legacy properties that was acquired prior to the recapitalization transaction with A-III Investment Partners LLC. As described in our most recent Annual Report on Form 10-K, Highway 20 is the only remaining legacy property that the Company has not sold.

Under the terms of the sales contract, the purchase price for Highway 20 is Three Million Six Hundred Seventy-Five Thousand and No/100 Dollars ($3,675,000). Purchaser paid an initial deposit of $30,000 following execution of the contract. Purchaser has 90 days from the execution date to inspect Highway 20 and elect whether to proceed with the purchase, at which time, if the Purchaser elects to proceed with the purchase of Highway 20, the initial deposit will become non-refundable and the Purchaser must pay an additional $50,000 non-refundable deposit.

If the Purchaser does not send a notice to the Operating Partnership electing to proceed with the purchase, or sends a notice to the Operating Partnership that Purchaser will not be sending a notice to proceed, on or before 90 days from the execution date, the condition precedent set forth in the sales contract with regards to inspection will be deemed unsatisfied and the initial deposit would be returned to the Purchaser and the sales contract would be terminated. If the Purchaser elects to proceed with the purchase upon expiration of the 90-day inspection period and the subsequent deposit is paid, the closing is expected to occur on or before 60 days after the expiration of the 90-day inspection period. The entire amount of the initial deposit and subsequent deposit will be applied to the total purchase price at closing. At closing, Purchaser will pay the Operating Partnership One Million Fifty Thousand and No/100 Dollars ($1,050,000) to reimburse Seller for all the prepaid sanitary sewer tap fees appurtenant to Highway 20, and the Operating Partnership will transfer and assign to Purchaser all of the Operating Partnership’s right, title and interest in and to such sanitary sewer tap fees.

The above description of the material terms of the Highway 20 sales contract is qualified in its entirety by reference to the full text of the sales contract, which is attached as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by this reference.

Note Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements relate to our intent, belief, or expectations regarding the closing of the Highway 20 sales contract and the timing of such closing. These statements involve risks and uncertainties that include: whether the Purchaser will elect to proceed with the purchase after its due diligence inspection, whether the satisfaction of conditions to the closing will occur and the expected timing of the closing of the transaction. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For more information about other risks and uncertainties we face, please see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, a copy of which can be obtained from the Company’s website at www.acrerealtyinvestors.com.

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Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit

10.1	Sales Contract dated October 7, 2016, by and between the Operating Partnership and Roberts Capital Partners, LLC, a Georgia limited liability company.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: October 13, 2016	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President, General Counsel and Secretary

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